Exhibit 10.9

EXTENSION AGREEMENT

This Loan Extension Agreement (“Extension Agreement”) is entered into as of March 19, 2026, by and between Cheetah Net Supply Chain Service Inc. (“Lender”), and Asia Finance Investment Limited. (“Borrower”).

WHEREAS, Lender and Borrower entered into that certain Loan Agreement dated as of March 19, 2025 (the “Original Loan Agreement”) with the original principal amount of $900,000.00;

WHEREAS, the Original Loan Agreement is scheduled to mature on March 18, 2026;

WHEREAS, as of the date hereof, Borrower has repaid an aggregate amount of $0. The remaining outstanding principal amount owed under the Original Loan Agreement is $900,000.00, and the accrued interest receivable is $86,100.00 as of the date first written above;

WHEREAS, the parties desire to extend the Maturity Date of the Loan by one (1) year on the terms set forth herein, with the principal amount of $900,000.00.

NOW THEREFORE, in consideration of the mutual promises herein, the parties agree as follows:

Extension of Maturity Date. The Maturity Date of the Loan shall be extended for one (1) year and shall now mature on March 18, 2027.

Interest Adjustment. Effective as of March 19, 2026, the interest rate under the Loan shall be reduced to five percent (5%) per annum.

Interest Treatment. The accrued and unpaid interest of $86,100.00 under the Original Loan Agreement shall remain payable under the original terms and shall not be included in the principal amount under this Extension Agreement.

No Other Changes. Except as expressly amended herein, all other terms, provisions, obligations and covenants of the Original Loan Agreement remain unchanged, valid, binding and in full force and effect.

Governing Law. This Extension Agreement shall be governed by and construed in accordance with the laws applicable to the Original Loan Agreement.

IN WITNESS WHEREOF, the parties have executed this Extension Agreement as of the date first written above.

LENDER:

Cheetah Net Supply Chain Service Inc.

By:
Name: Huan Liu
Title: CEO

BORROWER:

Asia Finance Investment Limited.

By:

Name: Peizhe Han
Title: CEO